Exhibit 10.4
HOSTING SERVICES AGREEMENT
This Hosting Services Agreement (“General Terms Agreement”) effective as of January 30, 2023 (“Effective Date”) is between Greenidge South Carolina LLC, a Delaware limited liability company (“Host”), [●], a Delaware limited liability company (“Client”).
A.    Client desires access to locate its Client Equipment (as defined in the particular Hosting Agreement Order) at the Host Facility (as defined below) specified in the particular Hosting Agreement Order and receive certain Services (as defined below) with respect thereto; and
B.    Host desires to provide such Services at the Host Facility pursuant to this General Terms Agreement and each particular Order entered into hereunder.
The parties agree as follows:
1.AGREEMENT STRUCTURE. This General Terms Agreement provides general terms applicable to Host’s provision of certain services, including, without limitation, colocation, hosting, energized space, rack space, storage, receipt, installation, power, security, monitoring, maintenance, utilities, Client Equipment maintenance and repair, facility management, account management, network and data access, technical support, and heat and thermal management services (“Services”) to Client in a data center owned and operated by Host or an Affiliate of Host (the “Host Facility”) from time to time as mutually agreed between Host and Client and described in mutually executed ordering documents in the form of Exhibit A (Form of Hosting Agreement Order) attached hereto (and with such modifications thereto as the parties may mutually agree) that reference and are governed by this General Terms Agreement (each, an “Order”). Each Order reflects a separate agreement between Host and Client and is deemed to incorporate this General Terms Agreement by reference (each such Order, together with this General Terms Agreement so incorporated by reference, a “Hosting Agreement”), except that in the event of any conflict or inconsistency between the terms of this General Terms Agreement and the specific terms of the Order forming a Hosting Agreement, the specific terms of the Order govern with respect to such Hosting Agreement. For purposes of this General Terms Agreement and any Order, “Affiliate” means with respect to a person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity; provided that in the case of the Host, Affiliate shall mean only Greenidge Generation Holdings Inc. and its direct and indirect subsidiaries.
2.SERVICES AND HOST FACILITY. Host will provide Client the Services at the Host Facility for Client Equipment set forth in an Order. Except as otherwise set forth in the applicable Order, (i) Client Equipment is owned by, and is the personal property of, Client and will not be construed as fixtures or fittings or otherwise attached to the Host Facility; and (ii) Host retains title to all racking, connectors, fittings, parts and other materials owned or provided by Host at the Host Facility to provide Client the Services. Except as otherwise provided herein or in the applicable Order, all costs and expenses incurred by Host in relation to providing Client the Services shall be borne by Host.
(a)PHYSICAL ACCESS. Host shall provide Client or its representatives access to Client Equipment located at the Host Facility upon 24 hours’ advance notice from Client, and shall provide such support as Client may reasonably request in connection with the exercise of such right of access. Client will be liable for the actions of all persons accessing the Host Facility on its behalf.
(b)EQUIPMENT INSTALLATION AND CONFIGURATION. Host shall install and configure the Client Equipment at the Host Facility at Host’s sole cost and expense and within a reasonable period, not to exceed 30 days, following the arrival of such Client Equipment at the Host Facility, except as otherwise provided in the applicable Order. During such installation and configuration Host may, with Client’s prior written consent, make those reasonable modifications or adjustments to the Client Equipment that Host determines are necessary to conform to requirements, specifications, and procedures that it recommends to operate the bitcoin mining hardware at the Host Facility (e.g., firmware updates to accommodate Miner Management Software (as defined in the applicable Order), the removal and storage of fans necessary for liquid immersion mining (if applicable), etc.). Host shall accommodate reasonable requests from Client to colocate items of Client Equipment with other items of Client Equipment to enable Client to remotely monitor and/or manage the performance of Client Equipment. If Client directs Host to move any Client Equipment or colocate equipment, Client shall pay to Host $20 per item of Client Equipment in advance of such movement or colocation. Host shall provide all containers, energized space, rack space, interfaces, and liquid immersion component parts (if applicable), fixtures and related equipment necessary to host the Client Equipment in good working order. With the exception of movement and/or reconfiguration to conduct routine maintenance or repairs, Host may not move or reconfigure the Client Equipment without the prior written consent of Client. Except as provided in this Section 2(b) with respect to movement of Client Equipment directed by Client, any such moves or reconfigurations within the Host Facility will be at Host’s sole cost and expense.
(c)POWER INFRASTRUCTURE. Unless otherwise arranged by Client (as set forth in the applicable Order), Host shall procure and maintain electrical services to the Host Facility from a local utility provider, or other unaffiliated third party that Host reasonably believes will deliver power on a commercially competitive basis, for the purpose of operating the Host Facility and the Client Equipment. Host represents and warrants as of the effective date of each Order that the designated Host Facility is, and Host shall thereafter ensure that the Host Facility is, configured to provide sufficient power supply to operate the Client Equipment on the terms set forth in the Hosting Agreement associated with such Order.
(d)ECONOMIC CURTAILMENT. Host shall monitor the real-time profitability of the Client Equipment with respect to power costs and use reasonable efforts to minimize operation of the Client Equipment during periods of negative profitability. Host shall provide notice to Client of any such curtailment of mining operations based on negative profitability (“Economic Curtailment Event”) as soon as is possible, and in any event within 1 hour, following the initiation of such Economic Curtailment Event. Upon (i) receipt of notice from Client to initiate an Economic Curtailment Event, which notice may be electronically delivered, or (ii) Host’s independent initiation of an Economic Curtailment Event pursuant to its obligations under this Section 2(d) (unless directed by Client resume mining operations), Host shall promptly cease delivering power to the Client Equipment other than for the purposes of maintaining the Client Equipment in a dormant or sleeping state for continued network connectivity purposes. Upon receipt of notice from Client to resume mining operations following an Economic Curtailment Event or, if such Economic Curtailment Event was independently initiated by Host, Host’s determination that the conditions resulting in such Economic Curtailment Event no longer apply, Host shall promptly resume delivering power to the Client Equipment. In relation to any Economic Curtailment Event independently initiated by Host, Host shall provide supporting documentation of the factors involved in the decision by Host to initiate the Economic Curtailment Event, including but not limited to power cost information during the period(s) corresponding to such Economic Curtailment Event.
(e)UNSCHEDULED DOWNTIME. Host shall use reasonable efforts to avoid unscheduled power downtime that would adversely impact the profitable operation of the Client Equipment and, in the event that any scheduled or unscheduled downtime occurs, to restore operations as quickly as is practicable under the circumstances. Host shall administer any such power downtime affecting the Client Equipment in a manner that is materially consistent with the administration of such downtime to other mining equipment operating at the Host Facility.

(f)INFORMATION TECHNOLOGY. Host shall provide all applications, systems, and information technology infrastructure (including internet connections) necessary to host and operate the Client Equipment in good working order. Host shall use reasonable efforts to avoid unscheduled network downtime that would adversely impact the profitable operation of the Client Equipment and, in the event that any unscheduled downtime occurs, to restore operations as quickly as is practicable under the circumstances. Host shall administer any such network downtime affecting the Client Equipment in a manner that is materially consistent with the administration of such downtime to other equipment at the Host Facility.
(g)MAINTENANCE AND REPAIR. Host shall provide technical support services, including maintenance and repair of the Client Equipment, as needed from time to time or as directed by Client with respect to the Client Equipment, in each case to host and operate the Client Equipment in good working order, including maintenance and repair of all liquid immersion component parts (if applicable), containers, electrical infrastructure, fixtures and related equipment. Client shall pay Host the reasonably documented labor costs for repairs to Client Equipment (i.e. itemized, job-specific invoices), which shall not exceed $75 per hour, and shall be responsible for the costs of replacement parts to be installed in the Client Equipment for any non-routine maintenance or repairs required to service the Client Equipment (in each case, unless such repairs or replacement parts are required in connection with Host’s breach of the applicable Hosting Agreement). Client agrees that Host may undertake routine maintenance or repairs with respect to the Host Facility and the Client Equipment without requiring prior authorization, and Host shall use reasonable efforts to minimize any adverse impact of such routine maintenance or repairs on the operation of the Client Equipment. For any non-routine maintenance or repairs, Host may arrange for Client Equipment to be serviced by third-parties only with the express written consent of Client, and Client shall reimburse Host on a pass-through basis for the amounts paid to such third-parties to perform such non-routine maintenance or repairs. Client has no responsibility or liability with respect to failures or liability arising from liquid immersion mining component parts (if applicable), containers, electrical infrastructure, fixtures and related equipment. As used herein, “routine maintenance or repairs” means, with respect to each unit of Client Equipment, maintenance or repairs that do not result in such unit being out of service for longer than 12 consecutive hours.
(h)CLIENT EQUIPMENT IDENTIFICATION. Host shall cause the worker name for each mining server comprising the Client Equipment to be labeled in such a manner that makes it identifiable as Client Equipment subject to the applicable Hosting Agreement or as Client may otherwise instruct, and cause the hashpower from the Client Equipment to be managed in a separate and distinctly identifiable mining pool subaccount, not commingled with hashpower contributed by any bitcoin mining hardware outside the scope of the Client Equipment or as Client may otherwise instruct. Host shall provide weekly reports for the first month after the Commencement Date of the applicable Order and then API access thereafter to ticketing software that provides status updates related to mining servers that are offline or in repair. Without limiting the foregoing, data provided via API access must include real-time serial number-to-work name mapping and granular data linked to error codes, as approved by Client.
(i)SAFETY AND CLEANLINESS. Host shall maintain a safe and clean environment in the Host Facility that permits the Client Equipment to operate at peak efficiency at all times during the Term. In furtherance of the foregoing, Host shall implement reasonable maintenance procedures for the Host Facility, including, where appropriate and without limitation, regularly scheduled cleaning, the installation of filters and screens to minimize the presence of dust, pollen and other particulate matter, the extermination of insects and other pests, as well as any other steps appropriate for the applicable season, environment or location.

(j)SECURITY. Host shall provide physical and digital security at the Host Facility in accordance with standards and procedures that are not less protective than those customarily employed by industry leading providers of similar services and other data center operators, including by using background checks, access control systems, security cameras, alarms, fire suppression, firewalls, intrusion monitoring, and other measures. Without limiting the foregoing, Host shall not (i) permit access to the Customer Equipment by any person that has been convicted or has received deferred adjudication for any crime involving dishonesty or breach of trust, (ii) allow the Customer Equipment to be subject to surveillance or manipulation by any person other than Host and its representatives, which if not direct employees of Host must be disclosed to and approved by Client, that have a need to do so in connection with the performance of the Services.
(k)EQUIPMENT DELIVERY AND RECEIPT. Client will use reasonable efforts to cause the Client Equipment to be delivered to the Host Facility in accordance with the delivery schedule (if any) specified in the applicable Order. Client is responsible for all shipping and shipping-related expenses incident to delivery of the Client Equipment to the Host Facility including, as between Host and Client, if applicable, any tariffs or duties associated with the importation of such Client Equipment. Host shall take such actions as are necessary to accommodate the receiving of Client Equipment at the Host Facility, including (without limiting Host’s obligations under Section 2(j) above) by providing for the safe and secure storage of Client Equipment following delivery to the Host Facility and in advance of installation.
(l)STANDARD OF CARE. Host shall maintain the Host Facility and perform the Services in a professional and workmanlike manner consistent with the standards customarily employed by industry leading providers of similar services, and in a manner which seeks to maximize the profitability of the Client Equipment, and in accordance with Service Level Commitments, if any, specified in the applicable Order.
(m)COMPLIANCE WITH LAW. Each party shall comply in all material respects with all applicable laws and regulations in connection with the performance of this General Terms Agreement and, with respect to each Order, the Hosting Agreement associated with such Order.
(n)CHANGE IN LAW. If a party reasonably determines that a change in any laws, regulations, statutes, treaties, rules, guidelines, ordinances, permit requirements of general applicability, codes or the like occurring after the Effective Date (a “Change in Law”) prohibits or makes unlawful the performance by such party of its obligations under this General Terms Agreement or, with respect to an Order, the Hosting Agreement associated with such Order, then such party (as the affected party) may request to modify the Services to the extent reasonably necessary to account for such Change in Law. Upon receipt of any such request, the parties will meet and in good faith negotiate with the objective of reaching agreement on such amendments to this General Terms Agreement or, with respect to an Order, the Hosting Agreement associated with such Order, as are reasonably necessary to account for such Change in Law. If the parties are unable to reach agreement on the applicable amendment within 30 calendar days following the non-affected party’s receipt of such request, then the non-affected party may terminate, as applicable, this General Terms Agreement and the affected Hosting Agreements upon notice to the affected party. Subject to any obligations that survive or arose prior to such termination, neither party will have any liability in connection with the termination of this General Terms Agreement or a Hosting Agreement pursuant to this Section 2(n).
3.FEES AND EXPENSES.
(a)The fees, proceeds and distributions relating to the Services under a Hosting Agreement (including the Hosting Fees and Cash Proceeds, as applicable and as defined in the associated Order) shall be as set forth in the Order associated with such Hosting Agreement.

(b)Except as otherwise expressly stated herein or in the applicable Order, any fees, costs, or expenses incurred by Host in the performance of the Services under a Hosting Agreement and any related income, franchise, employment, taxes thereon shall be borne by Host; provided, however, that Host shall contemporaneously and timely separately state, collect, report, and remit and Client shall pay to Host any and all sales, use, value added, and other similar transaction-based taxes imposed by any governmental authority and required by law to be collected from Client by reason of the delivery or performance of the Services (“Client Taxes”), regardless of whether any such Client Taxes are imposed upon or payable by Host or Client. Host, at its own expense, will complete, to the extent required by applicable law, all necessary tax returns (other than any of Client’s use tax returns) and other documentation with respect to all such Client Taxes, and if required by applicable law, Client will join in the execution of any such tax returns or other documentation. In the event Host, rather than Client, is required to remit any Client Tax to the applicable governmental authority, Host will, to the extent not included in an settlement invoice provided in connection with the applicable Order, provide Client with an invoice stating the amount of Client Tax payable and Client, within 10 Business Days after Host provides such statement, will pay to Host the full amount of such Client Taxes. Host and Client shall exercise good faith cooperation in the identification and documentation of an entitlement to any applicable exemption from Client Taxes.
4.TERM AND TERMINATION.
(a)This General Terms Agreement is effective as of the Effective Date and the parties may enter into Orders in connection with this General Terms Agreement until terminated by agreement of the parties or as provided in this General Terms Agreement. The termination of this General Terms Agreement does not affect the effectiveness of any Hosting Agreement, which will continue to be subject to the terms of this General Terms Agreement as incorporated pursuant to the associated Order.
(b)A Hosting Agreement commences on the Commencement Date set forth in the Order associated with such Hosting Agreement, and the length of the term of such Hosting Agreement shall be as set forth in the Order.
(c)A party may terminate an outstanding Hosting Agreement immediately upon notice to the other party (the “Defaulting Party”) if any of the following events (each, a “Default”) occurs and is continuing:
(i)the Defaulting Party materially breaches its obligations under such Hosting Agreement (including by failing to make an undisputed payment thereunder when due, but excluding with respect to Host, a breach of the Service Level Commitments) and fails to cure such breach within 10 calendar days following delivery of written notice of such breach;
(ii)any representation or warranty made by the Defaulting Party in connection with such Hosting Agreement proves to have been false or misleading in any material respect when made or repeated and the conditions causing such representation or warranty to be false or misleading are not corrected within 10 calendar days following delivery of notice thereof;
(iii)the Defaulting Party (A) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding under any bankruptcy, insolvency, reorganization, or similar law; (B) has any such petition filed, or any such proceeding or cause of action commenced, against it if such petition, proceeding, or action is not discharged, dismissed, stayed, or restrained within 30 days following the filing or commencement thereof; (C) makes an assignment or any general arrangement for the benefit of its creditors; (D) otherwise becomes bankrupt or insolvent (however evidenced); (E) has a receiver or similar official appointed with respect to it or any substantial portion of its property or assets; (F)

has a secured party take possession of all or substantially all of its assets; or (G) admits in writing its general inability to pay its debts as they come due;
(iv)A Service Level Commitment Default occurs with respect to Host, as the Defaulting Party.
If a Default described in clause (i) or (ii) above that relates to a provision of this General Terms Agreement that applies to all Hosting Agreements is continuing, and during the continuance of a Default described in clause (iii) above, then in each such case, the party that is not the Defaulting Party may terminate any outstanding Hosting Agreements and/or this General Terms Agreement. In addition to the foregoing, Host may suspend the performance of Services under a Hosting Agreement for so long a Default under clause (i) above is continuing with respect to Client under a Hosting Agreement.
(d)Either party may terminate this General Terms Agreement upon written notice to the other party if there have been no outstanding Orders in effect for the 12 months preceding the date of such notice.
(e)Upon termination of a Hosting Agreement for any reason, including as set forth in Section 2(n) and 9(g), Host shall provide Client with immediate and unconditional access to the affected Host Facility and any other locations at which the Client Equipment is located in order to allow Client to modify or remove such Client Equipment or otherwise take such actions as Client determines are necessary or appropriate to protect its interest in such Client Equipment. Without limiting the foregoing, upon termination of an applicable Hosting Agreement or receipt of notice from Client of the retrieval of any Client Equipment, Host shall (i) promptly disconnect and, at Client’s expense (unless such retrieval is performed in connection with a termination of the applicable Hosting Agreement for Host’s default), prepare the Client Equipment for retrieval by Client, (ii) provide Client with notice, which may be by email (the “Retrieval Notice”), of the condition of Client Equipment being prepared for shipment and the date when such Client Equipment will be ready to be removed from the Host Facility, and (iii) continue to protect the Client Equipment consistent with the requirements of the relevant Hosting Agreement. Client shall use reasonable efforts to remove the applicable Client Equipment from the Host Facility within 10 calendar days from later of (x) the retrieval date set forth in the Retrieval Notice and (y) date of Client’s receipt of such notice and, in the event that the Client Equipment is not removed within such period, Host will thereafter have the right to assess a reasonable fee for the continued storage of the Client Equipment. Host shall, as soon as practicable following termination of the applicable Hosting Agreement or receipt of notice from Client of its intent to retrieve any Client Equipment, return the Client Equipment to its original configuration as received prior to installation, assemble the Client Equipment for removal, and provide Client and Client’s representatives with any reasonable assistance requested in connection with such removal.
5.INDEMNITY, WARRANTIES AND LIMITATION OF LIABILITY.
(a)Each party represents and warrants as of the Effective Date and as of the effective date of each Order, that (i) it is duly organized and validly existing under the laws of its jurisdiction of formation or incorporation, (ii) it has full legal capacity, right, power and authority to execute and deliver and to perform its obligations under this General Terms Agreement and the applicable Hosting Agreement and such execution, delivery, and performance have been authorized by all necessary proceedings on its part; (iii) this General Terms Agreement and each Hosting Agreement has been duly and validly executed and delivered by it, constitutes its legal, valid, and binding obligations, and is enforceable against it in accordance with its terms (except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally or by general principles of equity); and (iv) except as otherwise disclosed as of the time this representation is made or repeated, there are no actions, suits, proceedings, or investigations pending or, to its knowledge, threatened in writing against it, at law or in equity before any Governmental Authority that individually or in the aggregate are reasonably likely to have a materially adverse effect on its business, properties, assets, or condition (financial or otherwise), or to result in any impairment of its ability to perform its obligations under this General Terms Agreement or any Hosting Agreement.
(b)Host (i) shall not create, make, file, pursue, allow, or suffer to exist any right of retention, lien, security interest, claim, or other encumbrance (a “Lien”) against any of the Client Equipment, and (ii) irrevocably waives any such Lien and the right to claim any such Lien with respect to the Client Equipment. Host shall defend and hold Client harmless from any claim of any such Lien, against Client Equipment by any of its Affiliates, contractors, subcontractors (of any tier), vendors, service providers, or any other person or entity for whom Host is responsible, except that the foregoing obligation does not apply to the extent that Client has failed to pay any undisputed amount to Host under the applicable Hosting Agreement when due and such unpaid amount is the basis for the applicable Lien. Host shall immediately notify Client upon discovery of any such Lien related to the Client Equipment. If any such Lien is placed against the Client Equipment or any other property or assets of Client in violation of this General Terms Agreement, Host shall promptly and at its sole cost and expense, take such actions as are necessary to cause such Lien to be removed. If Host fails to remove such Lien within 10 days, excluding Saturdays, Sundays, and New York Stock Exchange holidays (days other than those so excluded, each a “Business Day”) following its discovery thereof, then Client may, but is not obligated to, have such Lien removed at Host’s expense.
(c)Except to the extent resulting from or arising out of (i) a party’s gross negligence or willful misconduct or (ii) the obligations of such party under section 7(d) in respect of claims of third parties, in no event will either party be liable to the other party for consequential, incidental, punitive, exemplary, or indirect damages, whether by statute, in tort or contract, or otherwise, even if advised of the possibility of such damages.
(d)Each of Host and Client shall indemnify, defend and hold harmless the other party and its Affiliates, and its and their respective officers, directors, members, managers, partners, employees, and other representatives from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and litigation costs) of a third party arising from or relating to (i) death, personal injury, bodily injury or property damage caused by such party, its Affiliates, or any of its or their respective officers, directors, managers, members, partners, agents, representatives, officers, employees, subcontractors, invitees, customers; or (ii) any breach by such party of its obligations under this General Terms Agreement or any Hosting Agreement.
6.CONFIDENTIAL INFORMATION.
(a)Host and Client shall each maintain the confidentiality of the terms and conditions of this General Terms Agreement, each Order, and all information provided by each party to the other regarding its business and operations, including information relating to the Services, current and potential business strategies, performance data, reports, marketing materials, computer software, data files, file layouts, databases, analyses, technical know-how, trade secrets, portfolio positions, valuations, investment or trading strategies, commitments and arrangements with service providers and other third parties, as well as any Affiliate, director, officer, manager, shareholder, member, advisor, agent, employee, consultant, attorney, accountant, financing source, or other representative of each party, and which information is clearly identified as confidential at the time of disclosure or would be assumed by a reasonable person to be confidential under the circumstances surrounding the disclosure. All confidential information provided by a party hereto may be used by the other party hereto solely for the purpose of rendering or obtaining the Services and, except as may be required in carrying out the applicable Hosting

Agreement, may not be disclosed to any third party without the prior consent of the party that provided the information, unless required by law or court order.
(b)Section 6(a) is not applicable to any information that (i) was in the public domain when disclosed, (ii) was lawfully in a party’s possession before the other party provided it pursuant to this Agreement, (iii) becomes part of the public domain by publication or otherwise through no unauthorized act or omission on the part of a party or its representatives, or (iv) is independently developed by a party without reference to information of the other party that is confidential under Section 6(a).
(c)Notwithstanding the foregoing, each party may disclose confidential information of the other party without the prior written consent of the other party (i) to the extent such information must be disclosed under applicable law, including by applicable stock exchange rules or regulations; (ii) to a governmental authority to the extent necessary for the protection or enforcement of such party’s rights and remedies; (iii) its advisors, auditors, legal counsel, and insurers; (iii) its Affiliates and its and their respective officers, directors, members, managers, partners, employees, and agents that have a need to know such information; (iv) its service providers to the extent required in connection with the performance of the receiving Party’s obligations under this General Terms Agreement or the applicable Hosting Agreement; (v) its partners, investors, lenders, and bona fide potential investors and lenders; and (vi) bona fide potential purchasers and their representatives of an interest in the receiving party, except that (A) any disclosure under clause (i) and (ii) is subject to the condition that, to the extent permitted by applicable law, the party making such disclosure has provided as much prior notice of such disclosure to the other party as is practicable under the circumstances and has exercised reasonable efforts to receive confidential treatment of the information to be disclosed, including by providing the other party with the opportunity to redact such information or object to the disclosure, as applicable, and (B) any disclosure under clauses (iii) through (vi) is subject to the condition that recipient has agreed, or otherwise has an obligation, to maintain the confidentiality of the information on terms consistent with those included in this General Terms Agreement.
(d)The obligations of confidentiality related to the confidential information received under this General Terms Agreement or any Hosting Agreement will, in the event that this General Terms Agreement is terminated, continue in force for a period of three years following such termination and, with respect to any Hosting Agreement, will continue in force for a period of three years following termination of such Hosting Agreement.
7.INSURANCE. Client acknowledges that Host is not an insurer and Host makes no representations regarding the coverage of the Client Equipment under any insurance policy held by Host, except that the foregoing does not limit or otherwise affect Client’s ability to make claims and receive payment under such policies in its capacity as an additional insured and/or Loss Payee, with respect to all risk property. Host shall while any Hosting Agreement is in effect, maintain adequate insurance with respect to the Host Facility (including, without limitation, in respect of protection against breaches of any cyber policies, any acts of cyberterrorism or other cyber-attacks) and, in any event, in such amounts and with such coverages as would be maintained by industry leading providers of similar services and operators of data centers. All such insurance must (a) be maintained with companies that are authorized to business in the state in which the Host Facility is located and that have a financial strength and size rating of at least A- and IX, respectively, from A.M. Best Company; (b) for commercial general liability, umbrella/excess liability, all risk property, and auto liability policies, name Client, its Affiliates, and its and their respective officers, directors, members, managers, employees, successors, assigns, licensees, contractors, and agents as additional insureds and/or Loss Payees, with respect to all risk property; (c) for commercial general liability and umbrella/excess liability policies, provide for coverage on an “occurrence” basis; (d) waive any insurer right of subrogation against Client, its Affiliates, and its and their respective officers, directors, members, managers, employees, successors, assigns, licensees, contractors, and agents; (e) provide primary coverage, without any right of contribution from any other insurance that Client may have; and (f) not be able to be canceled or have coverage reduced without at least 30 days’ prior notice to Client. Upon request by Client and, in any event, at least annually upon the renewal of any such policy, Host shall furnish Client with documentation of the insurance coverage it maintains, including certificates of insurance that include the identity of the insurance carriers, coverage levels, deductible amounts, and otherwise demonstrate compliance with this Section 7.
8.RIGHT OF FIRST REFUSAL. With respect to the first 200 megawatts of hosting capacity constructed or acquired by Host or any of its Affiliates after the Effective Date, neither Host nor its applicable Affiliates shall enter into any agreement for the use of such capacity with a person or entity that is not a wholly owned subsidiary of Host or an Affiliate Host that controls or is under common control with Host unless Host first provides, or causes its applicable Affiliate to provide, notice to Client of the terms of such proposed hosting agreement together with an offer to enter into a Hosting Agreement with respect to such capacity on materially similar economic terms to those proposed, and affords, or causes its applicable Affiliate to afford, Client with a period of not less than 30 calendar days in which to evaluate and determine whether or not to enter into such Hosting Agreement, either directly or through one of its Affiliates. If Client accepts such offer by providing notice of such acceptance to Host or the applicable Affiliate by 5:00 p.m. New York time on the 30th calendar day following its receipt of such notice (or if such 30th day is not a Business Day, by 5:00 p.m. New York time on the next Business Day) (the “ROFR Deadline”), then Host shall, or shall cause its applicable Affiliate to, not enter into the hosting agreement associated with such offer and thereafter negotiate in good faith with Client or a designated Affiliate of Client to finalize the terms of, and enter into, a Hosting Agreement on the terms proposed within 30 calendar days following its acceptance of the applicable offer. If the applicable offer is not accepted by Client or any Affiliate of Client party to a hosting agreement with Host or an Affiliate of Host that includes terms comparable to this Section 8 (each such Client Affiliate, a “Hosted Affiliate”) by the ROFR Deadline or Client and the Hosted Affiliates reject such offer (and, in each case, without affecting the applicability of the foregoing right of first refusal to any other proposed hosting agreement associated with such 200 megawatts of capacity), then Host or its applicable Affiliate will have the right to enter into the proposed hosting agreement associated with such offer subject to the condition that if the terms of the proposed hosting agreement are modified prior to the execution thereof, such final terms are not materially less favorable to the proposed client than those specified in the notice to Client pursuant to this Section 8. Notwithstanding the inclusion of terms comparable to this Section 8 in hosting agreements with the Hosted Affiliates, (a) the appliable offer to which the right of first refusal under this Section 8 and such comparable provisions relates may only be accepted by Client and the Hosted Affiliates once, and (b) in no case shall this provision and such comparable provisions be able to be used by Client or any Affiliate of Client for more than, in the aggregate, 200 megawatts of hosting capacity constructed or acquired by Host or any of its Affiliates after the Effective Date under all agreements entered into between Client and its Affiliates, on the one hand, and Host and its Affiliates, on the other hand, pursuant to such provisions.
9.MISCELLANEOUS.
(a)Notice. All notices, requests and other communications to any party hereunder must be in writing (including facsimile transmission and e-mail transmission, so long as a confirmation of receipt of any e-mail transmission is requested and received) and must be given using the contact information provided on the Order or such other address as a party may hereafter specify for that purpose by written notice to the other party.
(b)Entire Agreement. Each Hosting Agreement constitutes the entire agreement between the parties with respect to the subject matter of the particular Order, and supersedes and replaces all prior or contemporaneous discussions, negotiations, proposals, understandings and agreements, written or oral, with respect to such Order. Each party acknowledges and represents that, in entering into this General Terms Agreement and any Order, it has not relied on, and has no right or remedy in respect of, any statement, representation, assurance or warranty other than as expressly set out in this General Terms Agreement or the applicable Order. Except as may otherwise be provided, this General Terms Agreement and each Hosting Agreement may be amended only by the written agreement of both parties. Unless otherwise specified in connection with an amendment to this General Terms Agreement, such amendment will apply with respect to each Hosting Agreement then outstanding or that arises from an Order entered into on or after the effective date of such amendment.
(c)Counterparts. This General Terms Agreement and each Order may be executed electronically and in two or more counterparts, each will be deemed an original, but all together will constitute one and the same instrument. Delivery of an executed counterpart by electronic means is effective as the manual delivery of an original counterpart for all purposes.
(d)Survival. Any provision of this General Terms Agreement or of any Order, which, by its nature, would survive termination or contemplates performance following such termination, will survive any such termination, including those provisions concerning fees and expenses, retrieval of Client Equipment, confidential information, indemnification, and limitation of liability.
(e)Subcontracting and Assignment. Host may not assign, delegate or transfer this General Terms Agreement, any Hosting Agreement, or any of its rights or obligations hereunder or thereunder without the prior written consent of Client, which consent may not be unreasonably withheld, conditioned, or delayed. In the event that Host arranges for any of Host’s obligations under any Hosting Agreement to be performed by its Affiliates or other subcontractors with the consent of Client, Host will remain primarily liable for the performance of such obligations as if performed by Host directly. Client may assign its rights and obligations under a Hosting Agreement, with Host’s prior written consent which shall not be unreasonably withheld, to any person or entity that (i) purchases or otherwise acquires, in whole, the Client Equipment under such Hosting Agreement; and (ii) assumes in writing Client’s obligations thereunder to the extent of such assignment, except that Host’s consent is not required if the assignee is an Affiliate of Client and otherwise satisfies the requirements of clauses (i) and (ii) above. Any assignment, delegation or transfer in violation of this Section 9(e) is void.
(f)Third Party Beneficiary. Except as otherwise provided in Section 5 (which is also for the benefit of the persons and entities identified therein), Nothing in this General Terms Agreement or any Order is intended to or will confer upon any third party any right, benefit or remedy of any nature whatsoever under or by reason of this General Terms Agreement or such Order.
(g)Force Majeure. Except for obligations to make payments due under a Hosting Agreement, neither party will be responsible or in any way liable to the other party on account of its failure or delay in performance, and neither party will have any termination or other rights, to the extent such failure or delay is the result of a Force Majeure Event. A “Force Majeure Event” is an event or circumstance that (i) is beyond the reasonable control of the applicable party, (ii) is not attributable to the fault or negligence of the party or any person or entity acting on its behalf or at its direction (including any subcontractors), and (iii) despite taking all reasonable technical and commercial precautions and measures to prevent, avoid, mitigate, or overcome such event or condition and the consequences thereof, the affected party has been unable to prevent, avoid, mitigate, or overcome such event, condition, or consequences. Force Majeure Events may include, to the extent satisfying the foregoing requirements: war; labor strike; terrorist act; fire; flood; earthquake; landslide; hurricane, typhoon, tornado, and severe and extreme weather events that are not reasonably expected for the area in which they occur; tsunami; volcanic eruption; or a change in any law, order, regulation or other action of any governing authority or agency. Each party shall use reasonable efforts to avoid and overcome the consequences or any Force Majeure Events. The party affected by a Force Majeure Event shall use reasonable efforts to end the failure and/or delay caused by a Force Majeure Event and minimize its effects and shall notify the other party as soon as reasonably practicable. If Client reasonably determines that a Force Majeure

Event continues to affect the delivery of a material portion of the Services under a Hosting Agreement for a period of greater than 15 calendar days, Client may terminate such Hosting Agreement without liability to Host except for accrued rights and obligations prior to such termination.
(h)Governing Law. The laws of the State of New York (without giving effect to its conflicts of law provisions that would result in the application of the laws of a different jurisdiction) govern all matters arising out of or relating to this General Terms Agreement and each Hosting Agreement, including its interpretation, construction, performance, and enforcement.
(i)Venue. Solely for the purposes of a pre-arbitral injunction to maintain the status quo or prevent irreparable harm, pre-arbitral attachment or other order to compel or in aid of arbitration proceedings or the enforcement of an arbitration judgment, or in the event that the arbitration provisions of this General Terms Agreement are determined to be void, illegal, or unenforceable or the applicable Dispute is not subject to such arbitration provisions, the parties submit, with respect to this General Terms Agreement and each Hosting Agreement, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, New York unless such court refuses jurisdiction, in which case the Parties submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, New York. Each Party waives (i) any objection it may have at any time to the laying of any suit, action, or other proceedings brought in any such court; (ii) any claim that such suit, action, or other proceeding has been brought in an inconvenient forum; and (iii) any right to object, with respect to such suit, action, or other proceeding, that the court does not have any jurisdiction over the Party
(j)Jury Waiver. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of, under or in connection with this General terms Agreement or any Hosting Agreement.
(k)Arbitration. Each party agrees that any dispute arising out of or relating to this General Terms Agreement or any Hosting Agreement, including, without limitation, federal and state statutory claims, common law claims, and those based in contract, tort, fraud, misrepresentation, or any other legal theory, shall be resolved through binding arbitration. This agreement to arbitrate includes, without limitation, disputes arising out of or related to the enforceability, revocability, scope, or validity of this Agreement, including this provision regarding arbitration. Each party agrees that any dispute arising out of or related to this this General Terms Agreement or any Hosting Agreement, including the Services, is personal to such party bringing such dispute and that any dispute will be resolved solely through individual action, and will not be brought as a class arbitration, class action or any other type of representative proceeding. Arbitration will be administered in the County of New York, State of New York by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. If any proceeding is brought in connection with this General Terms Agreement or any Hosting Agreement, then the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.
(l)General. The rights and remedies provided for herein are cumulative and not exclusive of any rights or remedies that a party would otherwise have. The parties are independent contractors, and neither this General Terms Agreement nor any Hosting Agreement establishes any relationship of partnership, joint venture, employment, franchise or agency between them. Neither party may bind the other or incur obligations on the other’s behalf without the other’s prior written consent. There are no third-party beneficiaries to this General Terms Agreement or any Hosting Agreement. No waiver of any breach of any provision of this General Terms Agreement or of any Hosting Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.
[signature page follows.]

The Parties have caused this General Terms Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.
HOST:
GREENIDGE SOUTH CAROLINA LLC
By:
    Name:
    Title:
CLIENT:
[●]
By:    [●]
By:
Name:
Title:
Annex 1 – Page 13